EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Rentrak Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-44865, 333-28565, 333-39021, 333-62523,
333-110781 and 333-110782) on Forms S-8 of Rentrak Corporation of our report dated July 9, 2004, with respect to the consolidated balance sheet of Rentrak Corporation and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2004, and the related consolidated financial statement schedule, which report appears in the March 31, 2005 annual report on Form 10-K of Rentrak Corporation.

As discussed in Note 4 of Notes to Consolidated Financial Statements, the Company has restated the consolidated statements of operations, stockholders’ equity, and cash flows and the related consolidated financial statement schedule for the year ended March 31, 2003.

/s/ KPMG LLP
Portland, Oregon
June 9, 2005